Exhibit 99.3

Deutsche Bank
Investor Relations

Q4/FY 2024 results

January 30, 2025

Actions taken in 2024 position Deutsche Bank to deliver return target in 2025 and beyond

- Fundamental turnaround of recent years reflected in franchise strength, revenue momentum and operating leverage
- Achieved € 30.1bn revenues underpinning confidence in 2025 ambition of ~€ 32bn
- Delivered operating costs in line with guidance while investing in business growth; absorbed significant nonoperating cost items, improving future performance and risk profile
- Incremental franchise growth this year to be achieved with flat operating costs; CIR target of below 65% reflects investments to drive continued progress beyond 2025
- Clear path to RoTE target of >10% in 2025 and capital distributions in excess of €8bn target[1]
- Executing management agenda to drive Deutsche Bank's evolution, delivering substantial value beyond current targets

Notes: throughout this presentation totals may not sum due to rounding differences and percentages may not precisely reflect the absolute figures; for footnotes refer to slides 52 and 53

Resilient full-year results reflecting ongoing strong operating performance

In € bn, unless stated otherwise

Pre-provision profit[1]


Year-on-year
+9%
+19%
6.8
7.4
0.2
7.2
reported
8.8
1.7
7.1
reported
FY 2022
FY 2023
FY 2024[2]
Goodwill impairment
Specific litigation items

- Significant pre-provision profit increase on an adjusted basis, as *Global Hausbank* strategy execution drives continued revenue growth and improving efficiency
- 5% operating leverage excluding specific litigation items in FY 2024[2]

Revenues


By division[3]
Group
28.9
+4%
30.1
28.8
+4%
30.1
9.2
2.4
7.7
9.6
10.6
2.6
7.5
9.4
75%
More predictable revenue streams[4]
FY 2023
FY 2024
Investment Bank
Asset Management
Corporate Bank
Private Bank

+13%
Commissions and fee income YoY

Stable
NII in key banking book segments YoY[5]

- Revenue momentum supported by growth in noninterest income and areas of targeted investments, offsetting NII normalization
- 75% revenues from more predictable streams, including Corporate Bank, Private Bank, Asset Management and FIC Financing

Costs


Adjusted costs
(1)%
20.6
20.4
FY 2023
FY 2024

€ 20.2bn
Adjusted cost excluding exceptional Q4 2024 items[6]

~75%
Targeted operational efficiencies achieved

- Year-on-year reduction in adjusted costs in line with guidance, despite continued inflation and targeted investments in controls and franchise growth
- Savings achieved in the year were driven by headcount restructuring, streamlining of IT platform and lower professional services spend

Notes: NII – net interest income; for footnotes refer to slides 52 and 53

Clear traction across divisions set to deliver sustainable growth and higher profitability

Division	Highlights	Revenue CAGR[1] FY 2021-25 target	Revenue CAGR[1] FY 2021-24	RoTE[2] FY 2021	RoTE[2] FY 2024
Corporate Bank	〉 At the heart of *Global Hausbank* with a global network and strengthened client franchise, evidenced by ~40% increase in incremental deals won with multinational clients since 2022 〉 Resilient deposit revenues, reflecting pricing discipline and volume growth 〉 5% growth in fee generating revenue streams across all regions in 2024 year on year	6-7%	13%	4%	13%
Investment Bank	〉 A leading European IB, with sustained revenue performance through the cycle 〉 FIC transformation driving increased client activity and consistent Financing growth, up 12% YoY in 2024 〉 Significant revenue increase of 61% YoY in 2024 and market share growth of 50bps in O&A following targeted investments	1-2%	3%	9%	9%
Private Bank	〉 Created two distinct businesses attracting >€ 80bn NNA from 2022; scaled up WM and revamping efficiency in PeB with ~400 branch and ~11% FTE reduction since 2021 〉 Noninterest revenues up 5% YoY and net inflows of € 29bn in 2024 〉 125 branch closures and >1,300 FTE reductions supported a 4% decline in adjusted costs YoY in 2024, mainly in Germany	4-5%	4%	(2)%	5%
Asset Management	〉 Leading German and European asset manager, with AuMs surpassing € 1 trillion for the first time, reaching € 1,012bn, € 115bn higher than at the end of 2023 〉 Net inflows of € 42bn into Passive investments in 2024 〉 Introduced innovative products across various asset classes, launching 28 new products	4-5%	(1)%	26%	18%

Notes: NNA – net new assets, AuM – assets under management, FIC – Fixed Income & Currencies, O&A – Origination & Advisory, WM – Wealth Management, PeB – Personal Banking, FTE – full-time equivalent; for footnotes refer to slides 52 and 53

Strong execution and positioning underpin confidence in revenue trajectory

Net revenues, in € bn



CAGR[1]
5.8%
~5.9%
25.4
30.1
~32.0
32.8
at DecFX
9.6
5.2
8.2
2.7
(0.3)
10.6
7.5
9.4
2.6
0.0
~8.0%
YoY growth ambition
~5.5%
~4.0%
~12.5%
0.0
~75%
More predictable revenue streams[3]
FY 2021
FY 2024
FY 2025 outlook[2]
Investment Bank
Private Bank
C&O
Corporate Bank
Asset Management

Revenue growth drivers in 2025

Corporate Bank
- Further growth and scaling of commissions and fee income in Trade Finance and in fee-based institutional businesses
- Resilient net interest income from interest hedging and rising business volumes

Investment Bank
- Crystalizing the benefits of recent investments and greater client engagement in O&A
- Ongoing growth in FIC Financing, driven by existing strength and further investments
- Continued development of wider FIC platform, including a focus on the US

Private Bank
- Net interest income tailwind into 2025 driven by deposit hedge rollover and volume growth
- Noninterest income growth from Investment Solutions and continued inflows into assets under management

Asset Management
- Benefitting from higher assets under management, resulting in increased management fees
- Anticipate continued growth in Xtrackers and inflows into Alternatives

Notes: for footnotes refer to slides 52 and 53

Significantly lower expenses in 2025, with ongoing focus on execution of efficiency measures

Ongoing delivery of efficiency measures


€ 2.5bn
~75%
Achieved
Efficiency measures

- Workforce restructuring in 2024:
  - ~3,500 roles eliminated
  - 1,800 contractors removed
  - Hired 1,300 tech specialists
  - Added 400 revenue-generating roles
- Optimization initiatives in Germany
- Technology architecture and infrastructure efficiency
- Front-to-back setup re-design and automation of processes

Cost management agenda for 2025

- Focus on delivering incremental savings towards our € 2.5bn efficiency objective, with in-year savings in 2025 to come from Germany optimization (€ 0.2bn), IT/infrastructure optimization (€ 0.3bn), and front-to-back re-design and automation of processes (€ 0.2bn)
- Significant reduction in nonoperating costs from non-repeat of specific litigation items and normalization of nonoperating cost run-rate; ongoing operating cost management to offset inflation and support investments
- Continue to invest in business growth, controls and remediation agenda, to sustain business momentum and future proof franchise
- Targeted CIR reset to below 65% in 2025, while delivering significant operating leverage; franchise growth achieved with flat operating expenses
- Stepping up initiatives to drive operating model improvements and enhanced client outcomes

Consistent execution of efficiency measures in 2024 ...

...supports agenda for 2025 and beyond, to deliver further franchise growth and investments with flat operating costs

Set to achieve >10% RoTE target with positive operating leverage

Strategic delivery pillars



Targeted
5.5-6.5%
Revenue CAGR '21-'25
€ 2.5bn
Op. efficiencies
€ 25-30bn
RWA reductions
Achieved
5.8%
~75%
€ 24bn
FY 2024
> 10%
Post-tax RoTE target in 2025

Full focus on 2025 delivery

Return on tangible equity (RoTE)

In percentage points (ppt) unless stated otherwise



~3ppt
7.1%
2.5ppt
Impact of specific litigation¹
4.7%
Reported
2,4
20% NII
40% NIR in more predictable revenue streams²
40% NIR in remaining revenue streams
0,6
20% Cost savings more than offset investments & inflation
80% Normalization in the remaining nonoperating costs³
0.4
(0.3)
>10%
2024
Revenues
Cost
Provision for credit losses
Other⁴
2025 target

Clear path to RoTE target

Notes: for footnotes refer to slides 52 and 53

Creating value for shareholders and increasing distributions



TBV per basic share outstanding
+21%
€ 24.73
€ 26.70
€ 28.41
€ 29.90
FY 2021
FY 2022
FY 2023
FY 2024

€ 2.1bn
Capital distributions for 2025 announced to date

€ 5.4bn
Cumulative capital distributions since 2022



Payout details
Share buyback, in € bn
Dividend, in € bn
0.7
0.3
0.4
1.1
0.5
0.6
1.6
0.7
0.9
2.1
0.8
1.3
2022
2023
2024
2025
Paid
Announced to date



Upside potential
€ 8.0bn
2026 dividend guidance1
€ 1.9bn
€ 8bn original distribution target2
Cumulative payout since 2022 (paid & announced)
€ 5.4bn
Anticipated cumulative payout3

Continuously growing TBV per share

Delivering promised shareholder distributions; committed to outperform total distribution target[3]

Notes: for footnotes refer to slides 52 and 53

Driving the next phase of Deutsche Bank's evolution beyond 2025

Our goals

- **More client-focused** with clear purpose
- **More efficient** and simpler organization
- **More technology** driven offering and processes
- **More balanced** earnings profile
- **More profitable**, with higher capital generation

Executing management agenda

Growing value generation

- Driving returns and capital generation at core of *Global Hausbank* steering:
  - Disciplined capital allocation to high-return franchises
  - Capital light origination and accelerated asset rotation
  - Exit or reduction of sub-hurdle portfolios

Target operating model re-engineering

- Optimization and simplification of organizational structure to deliver more efficient processes and workforce
- Enhanced performance and client experience supported by investments in technology

Leadership & culture

- United behind firm-wide purpose: deeply dedicated to our clients' lasting success
- Culture with clear accountability and strong controls

Delivering a more profitable bank



FY 2024
Aspiration
Profit before tax / RWA
Aspiration
FY 2024 weighted average
Risk-weighted assets (RWA) per business unit

Unlocking substantial value, driving growth and increasing capital distributions

Group financials

Key performance indicators
In %

- Sustained revenue growth momentum with Group CAGR in line with updated target of 5.5-6.5%[1]
- Cost/income ratio (CIR) and return on tangible equity[3] (RoTE) impacted by specific litigation provisions[4]; excluding these provisions FY 2024 RoTE at 7.1% and CIR at 71%, respectively
- Solid capital ratios after absorbing specific litigation provisions, as well as dividend, share buyback and AT1 coupon deductions
- Sound liquidity and funding base, with LCR[5] at 131% and NSFR[6] at 121% in Q4

Revenue CAGR[2] FY 2024 vs FY 2021



13,4
3,1
4,5
(0.7)
5,8
CB
IB
PB
AM
Group

CIR development



75
75
76
FY 2022
FY 2023
FY 2024

RoTE development



9.4
6.7
ex-DTA
7.4
5.6
ex-DTA
4,7
FY 2022[7]
FY 2023[8]
FY 2024

CET1 ratio development



13.4
13.7
13.8
YE 2022
YE 2023
YE 2024

Notes: LCR – liquidity coverage ratio, NSFR – net stable funding ratio; for footnotes refer to slides 52 and 53

FY 2024 and Q4 2024 highlights

In € bn, unless stated otherwise

Financial results

	Q4 2024	Δ vs. Q4 2023	Δ vs. Q3 2024	FY 2024	Δ vs. FY 2023
Statement of income					
Revenues	7.2	8%	(4)%	30.1	4%
Revenues ex-specific items[1]	7.2	8%	(3)%	30.1	4%
Provision for credit losses	0.4	(14)%	(15)%	1.8	22%
Noninterest expenses	6.2	14%	31%	23.0	6%
Adjusted costs[1]	5.3	(1)%	5%	20.4	(1)%
Profit (loss) before tax	0.6	(17)%	(74)%	5.3	(7)%
Pre-provision profit[1]	1.0	(15)%	(64)%	7.1	(1)%
Profit (loss)	0.3	(76)%	(80)%	3.5	(28)%
Balance sheet and resources					
Average interest earning assets	1,019	5%	2%	996	3%
Loans[2]	485	1%	2%	485	1%
Deposits	666	7%	3%	666	7%
Sustainable Finance volumes (cumulative)[3]	373	33%	6%	373	33%
Risk-weighted assets	357	2%	0%	357	2%
Leverage exposure	1,316	6%	3%	1,316	6%
Performance measures and ratios					
RoTE	0.7%	(8.1)ppt	(9.4)ppt	4.7%	(2.8)ppt
Cost/income ratio	86.1%	3.9ppt	22.9ppt	76.3%	1.2ppt
Provision for credit losses, bps of avg. loans[4]	35	(6)bps	(6)bps	38	7bps
CET1 ratio	13.8%	9bps	4bps	13.8%	9bps
Leverage ratio	4.6%	8bps	2bps	4.6%	8bps
Per share information					
Diluted earnings per share	€ 0.15	n.m.	n.m.	€ 1.37	(33)%
TBV per basic share outstanding	€ 29.90	5%	2%	€ 29.90	5%

Q4 divisional revenues



+8%
Δ vs. Q4 2023
6.7
7.2
1.9
1.9
(2)%
1.8
2.4
+30%
2.4
2.4
(1)%
0.6
0.7
+22%
(0.1)
(0.1)
Q4 2023
Q4 2024
Corporate Bank
Private Bank
C&O
Investment Bank
Asset Management

Key highlights

- Revenues higher year on year demonstrating ongoing franchise momentum
- Provision for credit losses in Q4 are down quarter on quarter, in line with expectations
- Year-on-year increase in noninterest expenses impacted by specific litigation items
- Reached total RWA equivalent reductions from capital efficiency measures of € 24bn, with € 2bn in Q4 from data and process improvements
- TBV per share up 5% year on year

Notes: C&O – Corporate & Other, TBV – tangible book value; for footnotes refer to slides 52 and 53

Net interest income (NII) / Net interest margin (NIM)

In € bn, unless stated otherwise

Group development



1.3%
1.3%
1.2%
1.3%
1.4%
3.2
3.1
3.0
3.3
3.7
0,3
0.0
3,3
3,3
3,4
3,2
3,3
(0.1)
(0,2)
(0,3)
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Key banking book segments and other funding¹
Accounting asymmetry driven²
Net interest margin

Key banking book segment[1] development



Corporate Bank
4.1%
4.2%
4.1%
3.7%
3.7%
1,3
1,3
1,3
1,2
1,2
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Private Bank
2.4%
2.2%
2.2%
2.2%
2.3%
1,6
1,4
1,4
1,4
1,5
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
FIC Financing
2.9%
2.8%
2.9%
2.7%
3.0%
0,7
0,7
0,7
0,7
0,7
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Notes: for footnotes refer to slides 52 and 53

Net interest income (NII)

In € bn, unless stated otherwise

NII development[1]



Corporate Bank
Private Bank
FIC Financing
Other funding
Key banking book segments and other funding
9.0
11.0
13.1
13.3
13.6
13.9
at DecFX
2,6
4,6
2,2
(0.4)
3,6
5,2
2,6
(0.5)
5,1
6,2
2,6
(0,7)
5,0
5,8
2,7
(0.2)2
(0.3)3
2021
2022
2023
2024
2025 outlook4
Accounting asymmetries2
2.2
2.7
0.5
(0.2)
(0.4)
Group NII
11.2
13.7
13.6
13.1
13.2

Key highlights

- NII from banking book segments and other funding remained resilient in 2024, driven by higher deposit volumes and loan margin expansion offsetting the expected beta convergence
- NII from banking book segments and other funding expected to grow further in 2025 driven by
  - Structural hedge portfolio and benefit from "locked-in" income
  - Deposits growth in the Corporate and Private Bank
  - Loan growth in FIC Financing business
- Momentum expected to continue into 2026, supported by long-term hedges
- Group NII impacted by revenue neutral accounting asymmetry relating to trading book funding and derivative hedges

Notes: for footnotes refer to slides 52 and 53

Adjusted costs – Q4 2024 and FY 2024 (YoY)

In € m, unless stated otherwise


Q4 2024
FY 2024
FY/Q4 2023 ex-bank levies
Compensation and benefits[1]
Information technology
Professional services
Other
FY/Q4 2024 ex-bank levies
Bank levies
FY/Q4 2024
5,256
FX impact
33
13
63
3
14
(23)
(50)
(21)
(24)
(2)%
5,138
138
5,276
20,057
FX impact
32
26
78
6
14
414
(145)
(136)
44
+1%
20,235
172
20,407

- Q4 adjusted costs of € 5,276m decreased by 1% YoY, despite being impacted by exceptional items and unfavorable FX movement; excluding those impacts, Q4 adjusted costs were € 4,976m[2]
- Compensation and benefit costs in Q4 were broadly flat YoY as wage growth, unfavorable FX movements and higher performance related compensation were offset by further workforce optimization and non-recurrence of last year's compensation one-offs
- Lower IT costs reflect streamlining of IT platform, while the decrease of professional services costs is driven by lower legal fees and reduced spend on external workforce
- FY 2024 adjusted costs excluding bank levies increased by 1% YoY, impacted by increased compensation and benefits driven by wage growth, higher performance-related compensation and the full-year remuneration impact from targeted hiring actions in 2023

Notes: for footnotes refer to slides 52 and 53

Noninterest expenses – FY 2024 results and FY 2025 outlook

In € bn, unless stated otherwise

Noninterest expenses



CIR
76%
<65%
23.0
Nonoperating costs
2.6
(1.7)
(0.4)
(2.1)
20.9
~20.8
21.2
at DecFX
0.4
(1.0)
0.9
Adjusted costs
20.4
20.3
(0.2) Bank levies and deposit protection reduction
(0.2) Germany optimization
(0.3) Tech/Infra optimization
(0.2) F2B re-design and automation
2024
Nonop. costs normalization
2024 normalized
Cost savings
Investments & inflation
2025 outlook1
Specific litigation2
NOC run rate normalization

Key highlights

- Nonoperating costs in FY 2024 were impacted by specific litigation items of € 1,668m, specifically Postbank takeover litigation provision of € 906m, reversal of RCA indemnification asset of € 262m and Polish FX mortgages provision of € 500m
- Expect significant reduction in nonoperating costs in FY 2025 from non-repeat of FY 2024 specific litigation items and normalization of remaining nonoperating costs
- Expect to continue to invest into business growth and observe continued inflation, which will be offset by cost saving, including from execution of efficiency measures and lower bank levies and deposit protection
- Cost base expected to marginally increase relatively to original target to below 65% CIR, or ~€ 20.8bn of noninterest expenses, which will support further business growth momentum
- Implied operating leverage of 16% in 2025

Notes: NOC – nonoperating costs; for footnotes refer to slides 52 and 53

Provision for credit losses
In € m, unless stated otherwise

Annual development



IB
PB
In bps of average loans annualized1
CB
Other
25
31
38
1,226
1,505
1,830
319
335
583
(10)
431
266
783
25
549
347
851
82
FY 2022
FY 2023
FY 2024

Quarterly development



Stage 1+2
In bps of average loans annualized1
Stage 3
41
37
40
41
35
488
30
457
439
471
(32)
476
35
441
494
12
482
420
6
415
Q4
Q1
Q2
Q3
Q4
2023
2024

Key highlights

- Full-year provisions elevated and affected by temporary effects in the Private Bank following the Postbank integration, a small number of corporate events and cyclical impacts from CRE
- Q4 provision for credit losses down quarter on quarter, in line with expectations; decrease in Stage 3 provisions driven by a larger recovery on a legacy case whilst CRE related provisions declined sequentially
- Stage 1+2 effects from portfolio movements and model recalibrations largely offset by slightly improved macroeconomic forecasts and overlay recalculations

Notes: for footnotes refer to slides 52 and 53

Capital metrics

Movements in basis points (bps), unless stated otherwise, period end

CET1 ratio



13.8%
22
13.8%
13.9%
(2)
(17)
Q3 2024
FX effect
RWA change
Capital change
Q4 2024
CRR3 proforma

- CET1 ratio up by 4bps compared to Q3 2024:
  - (17)bps from capital effects, principally from announced € 750m 2025 share buyback from excess capital
  - 22bps increase from RWA, principally due to lower market risk, marginally offset by credit risk RWA net of reductions from capital efficiency measures
- € 9bn of capital buffer over CET 1 requirement
- 2025 Pillar 2 requirement increases by 25bps (of which ~14bps to be covered by CET 1 capital) to 2.90%
- CRR3 impact: December 31, 2024, pro-forma CET1 ratio of 13.9%, ~5bps improvement; € 5bn RWA or ~20bps CET1 ratio burden from operational risk to come in Q1 2025

Leverage ratio



4.6%
1
7
4.6%
4.7%
(6)
Q3 2024
FX effect
Leverage change
Capital change
Q4 2024
CRR3 proforma

- Leverage ratio up by 2bps compared to Q3 2024:
  - 7bps Tier 1 capital change, principally driven by € 1.5bn AT1 issuance in November 2024, partly offset by CET1 capital movements
  - Leverage exposure materially unchanged
- € 10bn of Tier 1 capital buffer over leverage requirement
- 2025 Pillar 2 requirement for the leverage ratio remains 10bps, unchanged from 2024
- CRR3 impact: December 31, 2024, pro-forma leverage ratio of 4.7%, ~5bps improvement due to lower leverage exposure for certain off balance sheet items

MREL / TLAC, in € bn



Surplus above requirements
134
Senior preferred[1]
15
23
Senior non-preferred
50
30
T2
8
AT1
11
111
89
CET1
49
Q4 2024 available MREL/TLAC[2]
MREL requirement
TLAC requirement

Notes: for footnotes refer to slides 52 and 53

Segment results

Corporate Bank

In € m, unless stated otherwise

Financial results

	Q4 2024	Δ vs. Q4 2023	Δ vs. Q3 2024
Statement of income			
Revenues	1,864	(2)%	1%
Revenues ex-specific items[1]	1,864	(2)%	1%
Provision for credit losses	23	(68)%	(81)%
Noninterest expenses	1,508	23%	28%
Adjusted costs[1]	1,168	(6)%	1%
Profit (loss) before tax	333	(45)%	(38)%
Pre-provision profit[1]	356	(48)%	(46)%
Balance sheet and resources			
Loans, in € bn[2]	117	(0)%	1%
Deposits, in € bn	313	8%	1%
Leverage exposure, in € bn	339	11%	2%
Risk-weighted assets, in € bn	78	13%	5%
Provision for credit losses, bps of avg. loans[3]	8	(17)bps	(36)bps
Performance measures and ratios			
Net interest margin	3.7%	(0.4)ppt	0.0ppt
Cost/income ratio	80.9%	16.6ppt	17.0ppt
RoTE[4]	7.1%	(8.9)ppt	(6.0)ppt

Notes: for footnotes refer to slides 52 and 53

Revenue performance



Δ vs. Q4 2023
Corporate Treasury Services
1.064
+1%
+1%
Institutional Client Services
479
(3)%
(3)%
Business Banking
320
(11)%
(11)%
Corporate Bank
1.864
(2)%
(2)%
XX%
Excluding specific items[1]

Key highlights

- Revenues higher sequentially driven by growth in deposit revenues from interest hedging and higher volumes offsetting ongoing margin normalization
- Provision for credit losses down benefitting from a larger recovery
- Higher noninterest expenses driven by a litigation item while adjusted costs decreased year on year
- Loans essentially flat reflecting FX movements and continued selective balance sheet deployment
- Strong deposit base with higher sight deposits year on year and sequentially
- Post-tax return on tangible equity impacted by higher noninterest expenses

Investment Bank

In € m, unless stated otherwise

Financial results

	Q4 2024	Δ vs. Q4 2023	Δ vs. Q3 2024
Statement of income			
Revenues	2,390	30%	(5)%
Revenues ex-specific items[1]	2,411	29%	(4)%
Provision for credit losses	101	(46)%	(25)%
Noninterest expenses	1,771	(8)%	12%
Adjusted costs[1]	1,713	6%	10%
Profit (loss) before tax	519	n.m.	(36)%
Pre-provision profit[1]	618	n.m.	(35)%
Balance sheet and resources			
Loans, in € bn[2]	110	9%	5%
Deposits, in € bn	22	23%	8%
Leverage exposure, in € bn	593	8%	4%
Risk-weighted assets, in € bn	130	(7)%	(3)%
Provision for credit losses, bps of avg. loans[3]	37	(36)bps	(14)bps
Performance measures and ratios			
Cost/income ratio	74.1%	(30.1)ppt	11.6ppt
RoTE[4]	5.2%	9.5ppt	(3.8)ppt

Revenue performance



Δ vs. Q4 2023
Fixed Income & Currencies
Ex-Financing +19% YoY
1.055
846
1,901
Financing +35% YoY
+26%
+26%
Origination & Advisory
522
+71%
+71%
Research & Other
(33)
n.m.
n.m.
Investment Bank
2.390
+30%
+29%
XX% Excluding specific items[1]

Key highlights

- Significantly higher revenues year on year with strong performance across FIC and O&A
- FIC revenues significantly higher year on year, with improvements across businesses
- Financing revenues also increased significantly due to strong fee income and higher NII
- Rates revenues were significantly higher whilst Credit Trading, Foreign Exchange and Emerging Markets also increased, benefitting from heightened market activity and client engagement
- O&A revenues increased 71% year on year reflecting market share gains in a growing industry fee pool[5]
- Significantly higher Advisory revenues, with material market share gains in a static industry fee pool[5]
- Debt Origination revenues also significantly higher, driven by strength in LDCM
- Lower noninterest expenses due to non-repeat of goodwill impairment in prior year quarter
- Lower provision for credit losses year on year primarily due to non-repeat of Stage 1+2 model-related provisions in the prior year

Notes: LDCM - Leveraged Debt Capital Markets; for footnotes refer to slides 52 and 53

Private Bank

In € m, unless stated otherwise

Financial results

	Q4 2024	Δ vs. Q4 2023	Δ vs. Q3 2024
Statement of income			
Revenues	2,359	(1)%	2%
Revenues ex-specific items[1]	2,359	(1)%	2%
Provision for credit losses	278	42%	36%
Noninterest expenses	1,913	(5)%	7%
Adjusted costs[1]	1,712	(9)%	(4)%
Profit (loss) before tax	168	(8)%	(47)%
Pre-provision profit[1]	446	18%	(15)%
Balance sheet and resources			
Assets under management, in € bn[2]	633	10%	1%
Loans, in € bn[3]	257	(1)%	1%
Deposits, in € bn	320	4%	2%
Leverage exposure, in € bn	336	(1)%	1%
Risk-weighted assets, in € bn	97	13%	0%
Provision for credit losses, bps of avg. loans[4]	43	14bps	12bps
Performance measures and ratios			
Net interest margin	2.3%	(0.1)ppt	0.1ppt
Cost/income ratio	81.1%	(3.1)ppt	3.7ppt
RoTE[5]	2.0%	(1.1)ppt	(3.4)ppt

Revenue and AuM performance



Revenues
Δ vs. Q4 2023
Personal Banking
1.355
(2)%
(2)%
Wealth Mgmt & Private Banking
1.004
(0)%
(0)%
Private Bank
2.359
(1)%
(1)%
XX%
Excluding specific items¹



AuM, in € bn⁶
625
104
120
66
335
Q3 2024
633
107
123
67
337
Q4 2024
Net flows, in € bn⁶
2.0
3,5
0.6
0.5
(2,7)
Q4 2024
PeB - Deposits
WM & PrB - Deposits
PeB - Inv. products
WM & PrB - Inv. products

Key highlights

- Q4 revenues up sequentially, driven by NII and essentially flat year on year with higher investment product revenues offset by lower net interest income
- PeB revenues impacted by higher funding allocations and hedging costs, partially offset by higher deposit revenues
- WM & PrB revenues reflect higher investment product revenues and lending growth while Q4 2023 benefitted from episodic lending revenues
- Net inflows of € 2bn, mainly in deposits
- Adjusted costs down 9% year on year driven by benefits from transformation initiatives and lower regulatory as well as client service remediation costs; higher restructuring and severance cost in the quarter to enable further efficiencies
- Provision for credit losses reflect continued workout activities of a small number of legacy cases in WM, while transitory effects from operational backlog are tapering off

Notes: PeB – Personal Banking; WM & PrB – Wealth Management & Private Banking; for footnotes refer to slides 52 and 53

Asset Management

In € m, unless stated otherwise

Financial results

	Q4 2024	Δ vs. Q4 2023	Δ vs. Q3 2024
Statement of income			
Revenues	709	22%	7%
Revenues ex-specific items[1]	709	22%	7%
Provision for credit losses	0	n.m.	n.m.
Noninterest expenses	473	0%	7%
Adjusted costs[1]	463	1%	6%
Profit (loss) before tax	183	162%	9%
Pre-provision profit[1]	236	117%	7%
Balance sheet and resources			
Assets under management, in € bn[2]	1,012	13%	5%
Net flows, in € bn	18	67%	1%
Leverage exposure, in € bn	10	4%	9%
Risk-weighted assets, in € bn	18	22%	2%
Performance measures and ratios			
Management fee margin, in bps	25.9	(0.3)bps	(0.3)bps
Cost/income ratio	66.8%	(14.5)ppt	0.0ppt
RoTE[3]	20.6%	12.3ppt	1.6ppt

Notes: for footnotes refer to slides 52 and 53

Revenue and AuM performance



Revenues
Δ vs. Q4 2023
Mgmt. fees
647
+13%
Perf. & trans. fees
108
+164%
Other
(46)
(30)%
AM
709
+22%



AuM, in € bn[2]
963
19
84
106
307
447
Q3 2024
1,012
18
93
110
335
456
Q4 2024
Net flows, in € bn
18.4
4,2
1.0
14,5
(1.1)
(0,2)
Q4 2024
Advisory
Cash
Alternatives
Passive
Active ex-Cash

Key highlights

- Significant improvement in profit before tax, up 162% year on year
- Higher revenues from management fees due to increasing average assets under management and a significant performance fee in the quarter
- Adjusted costs and noninterest expenses are essentially flat year on year
- Increase in assets under management to € 1tn, with quarter-on-quarter increase driven by net inflows and positive FX impact
- Continued strong inflows of € 14bn in Passive including Xtrackers, contributing to the total net inflows of € 18bn

Corporate & Other

In € m, unless stated otherwise

Financial results

	Q4 2024	Δ vs. Q4 2023	Δ vs. Q3 2024
Statement of income			
Revenues	(99)	53%	n.m.
Provision for credit losses	17	(45)%	(37)%
Noninterest expenses	555	n.m.	n.m.
Adjusted costs[1]	220	73%	95%
Noncontrolling interests	(50)	24%	5%
Profit (loss) before tax	(621)	n.m.	n.m.
Balance sheet and resources			
Leverage exposure, in € bn	38	(3)%	5%
Risk-weighted assets, in € bn	34	(15)%	0%

Profit (loss) before tax



Abs. Δ vs. Q4 2023
Funding & liquidity
(100)
+11
Valuation & timing differences[2]
86
(56)
Legacy portfolios[3]
(374)
(467)
Shareholder expenses
(167)
(20)
Other centrally held items
(116)
(202)
Noncontrolling interests[4]
50
+10
Profit (loss) before tax
(621)
(724)

Key highlights

- Loss before tax of € 621m, driven by the increase in provisions for Polish FX mortgages of € 329m. This compares to profit before tax of € 104m in the prior year quarter which included a provision release
- Valuation and timing impacts of € 86m driven by partial reversion of prior period losses and market moves
- Legacy portfolios recorded a loss before tax of € 374m primarily from aforementioned litigation items and other expenses
- Corporate & Other segment includes impact of certain centrally retained items including shareholder expenses and certain funding and liquidity impacts

Notes: for footnotes refer to slides 52 and 53

Outlook

- Confidence in 2025 revenue ambition of ~€ 32bn, in line with 2021-2025 CAGR target of 5.5%-6.5%, underpinned by 2024 performance and continued execution of growth agenda
- Resetting CIR target to below 65% to support sustained investments into franchise, offset by ongoing execution of efficiency measures
- Provisions for credit losses expected to be on average around € 350-400m per quarter
- Plan to propose € 0.68 dividend per share (~€ 1.3bn) in respect of FY 2024 and approved share buyback of € 750m year to date; clear path to exceed € 8bn capital distribution target[1]
- Set to achieve >10% RoTE target in 2025, with targeted management agenda to deliver growth and further improving returns

Notes: for footnotes refer to slides 52 and 53

Appendix

2025 financial targets and capital objectives

Financial targets

>10%
Post-tax RoTE in 2025

Well-positioned to drive returns above cost of equity based on sustained operating leverage over the period

5.5-6.5%
Revenue CAGR 2021-2025

Increased revenue momentum supp-ported by further balance sheet optimization and greater shift to capital-light businesses

<65%
Cost/income ratio in 2025

Reset CIR target, reflecting investments to drive continued progress beyond 2025

Capital objectives

~13%
CET1 ratio

Aim to operate with a buffer of 200bps above MDA, as we build capital and absorb regulatory changes

50%
Total payout ratio from 2025

Confirm 2025+ payout guidance and committed to outperform € 8bn target[1]

Notes: for footnotes refer to slides 52 and 53

Committed to increasing shareholder distributions

Total payout[1]



Upside potential
€ 8bn original distribution target[1]
~€ 2.2bn
~€ 1.9bn
~€ 3.2bn
Anticipated cumulative payout for FY 2021 - 2025, paid in 2022-2026

Payout trajectory details



Share buybacks
Executed in FY, in € m
+50% p.a.
300
450
675
750
2022
2023
2024
2025
2026
Dividends
Paid in FY, in respect of previous FY, in € m
+50% p.a.
Per share
€ 0.20
€ 0.30
€ 0.45
€ 0.68
€ 1.00
406
610
883
~1,300
~1,900
2022
2023
2024
2025
2026

Dividends | Executed or announced buybacks | Additional buybacks

- Organic capital generation from net income and improved capital efficiency support shareholder distributions, as well as business growth
- Plan to propose € 0.68 dividend per share (~€ 1.3bn) in respect of FY 2024 and approved 2025 share buyback of € 750m to date
- Reaffirm dividend guidance of € 1.00 per share in respect of FY 2025, subject to 50% payout ratio
- Cumulative paid and announced capital distributions of € 5.4bn since 2022
- Committed to outperform total distribution target of € 8bn[1]

Notes: for footnotes refer to slides 52 and 53

Adjusted costs – Q4 2024

In € m, unless stated otherwise



Q4 2024
5,276
Real estate measures
(100)
UK bank levy true-up
(134)
Year-on-year FX impact
(65)
Q4 2024 ex-items
4,976

Key highlights

- Q4 adjusted costs of € 5,276m impacted by exceptional items and unfavorable FX movement by almost € 300m
  - Real estate measures of € 100m
  - UK bank levy true-up of € 134m
  - Year-on-year FX impact of € 65m
- Excluding those items, Q4 adjusted costs were € 4,976m, down 6% year on year, in line with guidance

Sustainability
Q4 2024 highlights

Recent achievements

Sustainable Finance

- Increased Sustainable Finance volumes by € 21bn to € 373bn[1] (cumulative since 2020), including a first-time € 1bn contribution for market making activities in the Investment Bank, reflecting the annual average volume of the eligible bond inventory
- Corporate Bank served as the Original Lender and Hedge Counterparty for an AU$ 1.8bn project financing facility for Global Power Generation (GPG) Australia, an international developer and manager of power generation assets; this transaction is supporting the investment in a 1.8-Gigawatt portfolio of renewable energy assets across Australia; it contributes to a total of nearly 3.6-Gigawatt of renewable energy projects financed in 2024 in Australia by DB; the GPG renewables portfolio consists of existing assets which have been refinanced as well as new project commitments
- Investment Bank FIC served as Mandated Lead Arranger, Underwriter and Bookrunner for $ 560m sustainability-linked loan for global nutrition and wellness company Health & Happiness International (H&H) to strengthen its ESG credentials by driving sustainability in its supply chain; the KPIs structured by Deutsche Bank were developed in line with the Science Based Targets Initiative (SBTi), linking the financing to H&H meeting criteria in the areas of renewable electricity, sustainable packaging and supplier engagement
- Investment Bank Origination & Advisory acted as Left Lead Bookrunner and ESG Coordinator on IHO Verwaltungs GmbH ~€ 1.9bn-equivalent Sustainability-Linked Notes; IHO Verwaltungs GmbH is majority owner of Schaeffler Group, a leading German automotive supplier; the transaction is based on IHO's Sustainability-Linked Financing Framework, which sets out concrete decarbonization targets for Schaeffler

Policies & Commitments

- ESG Investments Framework updated which sets out criteria and the evaluation processes to report investments as ESG in the context of Deutsche Bank Group's Sustainable Finance and ESG Investment targets

People & Own Operations

- Improvement of DB's S&P Corporate Sustainability Assessment (CSA) Score by +12 points to 66/100; as a result, the bank returned to S&P's Dow Jones Sustainability Index (DJSI) World and the DJSI Europe, which comprise the top ten percent of the 2,500 largest companies evaluated by ESG performance; it was the fifth improvement of an ESG rating in 2024
- Score of 100 (out of 100) on the Human Rights Campaign Foundation's 2025 Corporate Equality Index (CEI) in recognition of Deutsche Bank's commitment to an inclusive and equitable work culture
- Investment Bank teams across the globe were trained in Environmental & Social Due Diligence
- ~4,500 Private Bank sales force trained as part of Deutsche Bank's consulting approach to foster energy efficient refurbishments
- Together with 10 companies, Deutsche Bank founded a new initiative which aims to improve Frankfurt's Bahnhofsviertel
- Deutsche Bank India contributed to the reduction of Greenhouse Gas emissions through plantation of 15,000 fruit bearing trees and distribution of solar kits to 1,000 rural families

Thought Leadership & Stakeholder Engagement

- Ten ESG experts from various business and infrastructure units of Deutsche Bank participated in the United Nation's climate conference COP29 in Baku
- Deutsche Bank, CDP and Oliver Wyman hosted a roundtable on "Moving the money: Closing Germany's green investment gap"
- Deutsche Bank participated in the 10th Green Finance Forum at Green Climate Week in Frankfurt and hosted a workshop on the topic "Innovate in Nature"
- Chief Investment Office published initial findings from a research project using environmental DNA (eDNA) to monitor ocean biodiversity

Sustainable Finance[1] volumes

€ 373bn Cumulative volumes since 2020

€ 500bn Target by 2025

Reported volumes by segment and product type, in € bn


Financing
Market making
Pension plan assets
Issuance
AuM
xx QoQ delta
+13
224
71
153
1
+6
70
+2
68
15
53
(0)
10
Investment Bank
Corporate Bank
Private Bank
Corporate & Other

Notes: for footnotes refer to slides 52 and 53

Definition of certain financial measures

Revenues excluding specific items	Revenues excluding specific items are calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are Debt Valuation Adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time as shown on slides 32 and 33
Adjusted costs	Adjusted costs are calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) net litigation charges and (iii) restructuring and severance (in total referred to as nonoperating costs) from noninterest expenses under IFRS as shown on slide 32 and 33
Pre-provision profit	Pre-provision profit is calculated as reported net revenues less reported noninterest expenses as shown on slide 34
Operating leverage	Operating leverage is calculated as the difference between year-on-year change in percentages of reported net revenues and year-on-year change in percentages of reported noninterest expenses as shown on slide 34
Post-tax return on average tangible shareholders' equity (RoTE)	The Group post tax return on average tangible shareholders' equity (RoTE) is calculated as profit (loss) attributable to Deutsche Bank shareholders after Additional Tier 1 (AT1) coupon as a percentage of average tangible shareholders' equity. Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon for the segments is a non GAAP financial measure and is defined as profit (loss) excluding post tax profit (loss) attributable to noncontrolling interests and after AT1 coupon, which are allocated to segments based on their allocated average tangible shareholders' equity
Key banking book segments	Key banking book segments are defined as Deutsche Bank business segments for which net interest income from banking book activities represent a material part of the overall revenue

Specific revenue items and adjusted costs – Q4 2024

In € m, unless stated otherwise

		Q4 2024						Q4 2023						Q3 2024					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Revenues		1,864	2,390	2,359	709	(99)	7,224	1,912	1,837	2,394	580	(64)	6,658	1,841	2,523	2,319	660	157	7,501
Specific revenue items	DVA - IB Other / Legacy portfolios[1]	-	(21)	-	-	(4)	(26)	-	(28)	-	-	1	(26)	-	16	-	-	2	18
Revenues ex-specific items		1,864	2,411	2,359	709	(94)	7,249	1,912	1,864	2,394	580	(65)	6,684	1,841	2,507	2,319	660	155	7,483

		Q4 2024						Q4 2023						Q3 2024					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Noninterest expenses		1,508	1,771	1,913	473	555	6,221	1,228	1,915	2,016	471	(159)	5,472	1,177	1,578	1,795	441	(246)	4,744
Nonoperating costs	Impairment of goodwill and other intangible assets	-	-	-	-	-	-	-	233	-	-	-	233	-	-	-	-	-	-
	Litigation charges, net	287	27	13	(2)	334	659	(43)	54	21	0	(287)	(255)	5	3	1	(0)	(353)	(344)
	Restructuring & severance	54	31	188	12	1	286	35	18	123	13	0	189	16	18	10	4	(6)	42
Adjusted costs		1,168	1,713	1,712	463	220	5,276	1,237	1,610	1,872	458	127	5,305	1,156	1,557	1,784	437	113	5,047
Bank levies							138						49						4
Adjusted costs ex-bank levies							5,138						5,256						5,042

Notes: for footnotes refer to slides 52 and 53

Specific revenue items and adjusted costs – FY 2024

In € m, unless stated otherwise

		FY 2024						FY 2023					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Revenues		7,506	10,558	9,386	2,649	(6)	30,092	7,718	9,160	9,571	2,383	47	28,879
Specific revenue items	DVA - IB Other / Legacy portfolios[1]	-	(30)	-	-	(6)	(37)	-	(47)	-	-	5	(42)
Revenues ex-specific items		7,506	10,588	9,386	2,649	0	30,129	7,718	9,207	9,571	2,383	43	28,921

		Q4 2024						Q4 2023					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Noninterest expenses		5,084	6,661	7,304	1,823	2,099	22,971	4,648	6,847	7,730	1,825	646	21,695
Nonoperating costs	Impairment of goodwill and other intangible assets	-	-	-	-	-	-	-	233	-	-	-	233
	Litigation charges, net	376	126	28	13	1,491	2,035	53	147	123	26	(37)	311
	Restructuring & severance	103	101	301	24	1	529	76	87	346	34	23	566
Adjusted costs		4,605	6,434	6,974	1,786	608	20,407	4,519	6,379	7,261	1,765	661	20,585
Bank levies							172						528
Adjusted costs ex-bank levies							20,235						20,057

Notes: for footnotes refer to slides 52 and 53

Pre-provision profit, CAGR and operating leverage

In € m, unless stated otherwise

	FY 2021	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024	CAGR[2] FY 2021 – FY 2024 LTM	FY 2023	FY 2024	FY 2024 vs FY 2023	Operating leverage YoY[3]
Net revenues											
Corporate Bank	5,153	1,878	1,922	1,841	1,864	7,506	13.4%	7,718	7,506	(3)%	
Investment Bank	9,631	3,047	2,599	2,523	2,390	10,558	3.1%	9,160	10,558	15%	
Private Bank	8,233	2,376	2,331	2,319	2,359	9,386	4.5%	9,571	9,386	(2)%	
Asset Management	2,708	617	663	660	709	2,649	(0.7)%	2,383	2,649	11%	
Corporate & Other	(314)	(139)	74	157	(99)	(6)		47	(6)	n.m.	
Group	25,410	7,779	7,589	7,501	7,224	30,092	5.8%	28,879	30,092	4%	
Noninterest expenses											
Corporate Bank	(4,547)	(1,211)	(1,188)	(1,177)	(1,508)	(5,084)		(4,648)	(5,084)	9%	(12)%
Investment Bank	(6,087)	(1,632)	(1,679)	(1,578)	(1,771)	(6,661)		(6,847)	(6,661)	(3)%	18%
Private Bank	(7,920)	(1,809)	(1,787)	(1,795)	(1,913)	(7,304)		(7,730)	(7,304)	(6)%	4%
Asset Management	(1,670)	(456)	(453)	(441)	(473)	(1,823)		(1,825)	(1,823)	(0)%	11%
Corporate & Other	(1,281)	(197)	(1,594)	246	(555)	(2,099)		(646)	(2,099)	225%	
Group	(21,505)	(5,305)	(6,702)	(4,744)	(6,221)	(22,971)		(21,695)	(22,971)	6%	(2)%
Pre-provision profit[1]											
Corporate Bank	606	667	734	665	356	2,422		3,070	2,422	(21)%	
Investment Bank	3,544	1,415	919	945	618	3,897		2,313	3,897	68%	
Private Bank	313	567	544	524	446	2,082		1,841	2,082	13%	
Asset Management	1,038	161	210	220	236	826		558	826	48%	
Corporate & Other	(1,595)	(335)	(1,521)	404	(653)	(2,106)		(599)	(2,106)	n.m.	
Group	3,905	2,475	887	2,757	1,003	7,121		7,184	7,121	(1)%	

Notes: for footnotes refer to slides 52 and 53

Adjusted key metrics – FY 2024

In € m, unless stated otherwise

		FY 2023	FY 2024
Reported	Pre-provision profit	7,184	7,121
	Provision for credit losses	(1,505)	(1,830)
	Profit (loss) before tax	5,678	5,291
	Noncontrolling interests (post tax)	(119)	(139)
	Income tax expense (-) / benefit (+)	(787)	(1,786)
	AT1 Coupon	(560)	(668)
	Profit (loss) attributable to DB shareholders	4,212	2,698
	Average tangible shareholders' equity	56,577	58,013
	Post-tax RoTE, in %	7.4	4.7
	Net revenues	28,879	30,092
	Noninterest expenses	(21,695)	(22,971)
	CIR, in %	75.1	76.3
	Revenue change, in %		4
	Expense change, in %		6
	Operating leverage, in %		(2)
Adjustments[1]	Pre-tax impact	(233)	(1,668)
	Income tax impact	-	226
	Impact of adjustments	(233)	(1,442)
Adjusted	Pre-provision profit	7,417	8,790
	Provision for credit losses	(1,505)	(1,830)
	Profit (loss) before tax	5,912	6,960
	Noncontrolling interests (post tax)	(119)	(139)
	Income tax expense (-) / benefit (+)	(787)	(2,013)
	AT1 Coupon	(560)	(668)
	Profit (loss) attributable to DB shareholders	4,445	4,140
	Average tangible shareholders' equity	56,577	58,013
	Post-tax RoTE, in %	7.9	7.1
	Net revenues	28,879	30,092
	Noninterest expenses	(21,462)	(21,303)
	CIR, in %	74.3	70.8
	Revenue change, in %		4
	Expense change, in %		(1)
	Operating leverage, in %		5

Notes: for footnotes refer to slides 52 and 53

Indicative divisional currency mix

Q4 2024

Net revenues


CB: 66%, 0%, 15%, 20%
IB: 45%, 1%, 40%, 15%
PB: 88%, 0%, 5%, 7%
AM: 64%, 16%, 18%, 3%
Group: 58%, 2%, 28%, 12%
CB
IB
PB
AM
Group

Noninterest expenses


CB: 63%, 6%, 15%, 16%
IB: 7%, 43%, 34%, 16%
PB: 86%, 1%, 4%, 9%
AM: 50%, 18%, 28%, 3%
Group: 49%, 18%, 14%, 19%
CB
IB
PB
AM
Group

EUR GBP USD Other[1]

Notes: classification is based primarily on the currency of DB Group's office, in which the revenues and noninterest expenses are recorded and therefore only provide an indicative approximation; for footnotes refer to slides 52 and 53

Net interest income (NII) sensitivity

Hypothetical +/-25bps shift in yield curve, in € m

Net interest income (NII) sensitivity[1]



+25bps shift in yield curve
-25bps shift in yield curve
~(30)
~30
~90
~(95)
~145
~(155)
2025
2026
2027

Breakdown of sensitivity by currency for +25bps shift in yield curve



~(0)
~45
~100
2025
2026
2027
EUR
~10
~20
~25
2025
2026
2027
USD
~20
~25
~25
2025
2026
2027
Other

Notes: for footnotes refer to slides 52 and 53

Interest rate hedge
In € bn, unless stated otherwise

Income from long-term hedge portfolio (excl. equity)[1]



10y EUR swap
Yield of maturing EUR hedges
Locked-in
Roll-over
Average yield
0.6%
0.9%
1.2%
1.4%
1.6%
1.8%
1.9%
3.0%
2.5%
2.3%
2.4%
2.5%
Illustrative EUR roll-over benefit
0.6%
0.3%
0.9%
1.0
1.8
2.4
2.7
0.2
2,5
3.0
0,5
2,5
3.4
1,0
2,4
2022
2023
2024
2025
2026
2027

Key highlights

- Hedge contribution expected to grow further with limited sensitivity to short-term rates
- Long-term hedge notional of ~€ 235bn, including equity:
  - Increased by ~€ 30bn since 2021
  - 2025 tailwind of € 0.3bn with similar impact in outer years
  - Average hedge duration of ~4-5 years (i.e. more than 90% of hedge NII is locked in for 2025)
  - Average yield of ~0.8% on ~€ 65bn hedges maturing 2025-2027

Notes: for footnotes refer to slides 52 and 53

Loan and deposit development

In € bn, unless stated otherwise; loan-to-deposit ratio 73%

Loan development[1,2]



QoQ
YoY
479
480
482
477
485
(0)%
(1)%
Investment Bank
101
103
106
105
110
(0)%
5%
Corporate Bank
117
117
117
115
117
(0)%
(1)%
Private Bank
261
261
260
256
257
(0)%
(2)%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
FX-adjusted3

Deposit development[2]



QoQ
YoY
622
635
641
650
666
1%
6%
Investment Bank
18
20
19
20
22
Corporate Bank
289
300
303
310
313
(2)%
6%
Private Bank
308
310
314
314
320
1%
3%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
FX-adjusted3

Key highlights

- Loans remained stable with slight reduction of € 2bn during the quarter adjusted for FX:
  - Continued underlying strategic growth in FIC Financing
  - Corporate Bank lending remains muted driven by ongoing macroeconomic headwinds
  - Stable loans in Private Bank with continued strategic reductions in mortgages

- Deposits increased by € 5bn, or 1%, during the quarter adjusted for FX:
  - Substantial inflows from German retail clients with further growth opportunities expected in 2025
  - Deposits in Corporate Bank reduced by € 5bn in line with expectations

Notes: for footnotes refer to slides 52 and 53

Loan book composition

Q4 2024, IFRS loans: € 485bn[1]



Other[2]
0%
Other IB[3]
11%
Leveraged Debt Capital Markets
1%
Asset Backed Securities
7%
Commercial Real Estate
4%
Business Banking
4%
Corporate Treasury Services[4]
20%
Other PB
0%
Wealth Management
12%
Business Finance
3%
Consumer Finance
5%
International Mortgages
2%
German Mortgages and Home Loans & Savings
31%
Corporate Bank
Investment Bank
Private Bank
Other

Key highlights

- 53% of loan portfolio in Private Bank, consisting of retail mortgages mainly in Personal Banking (Germany) and collateralized lending in Wealth Management & Private Banking
- 24% of loan portfolio in Corporate Bank, predominantly in Corporate Treasury Services (Trade Finance & Lending and Cash Management mainly to corporate clients) followed by Business Banking (various loan products primarily to SME clients in Germany)
- 23% of loan portfolio in Investment Bank, comprising well-secured, mainly asset backed loans, commercial real estate loans and collateralized financing; well-positioned to withstand downside risks due to conservative underwriting standards and risk appetite frameworks limiting concentration risk

Notes: for footnotes refer to slides 52 and 53

Provision for credit losses and Stage 3 loans

Provision for credit losses, in € m



Private Bank
Corporate Bank
Investment Bank
488
186
74
196
439
150
63
219
476
163
135
149
494
135
126
205
420
101
23
278
1,830
549
347
851
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
FY 2024

Provision for credit losses (bps of loans)[1]	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	FY 2024
Group	41	37	40	41	35	38
CB	26	22	47	44	8	30
IB	73	59	63	52	37	52
PB	30	34	23	32	43	33

Stage 3 at amortized cost, in € bn



PB (ex-POCI)
CB (ex-POCI)
IB (ex-POCI)
POCI
Group Stage 3 loans at amortized cost %[2]
2.8%
3.1%
3.1%
3.3%
3.3%
13.6
0.8
3,1
2,8
6,4
14.8
0.8
3,3
2,9
7,4
15.1
0.8
3,4
3,0
7,3
15.7
0.7
3,4
2,9
7,8
15.8
0.6
3,5
3,0
7,9
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Coverage ratio[3,4]	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Group	31%	30%	29%	28%	29%
CB	31%	31%	34%	37%	33%
IB	17%	20%	20%	20%	21%
PB	39%	35%	34%	31%	33%

Notes: provision for credit losses in the Corporate & Other and Asset Management segments are not shown on this chart but are included in Group totals; for footnotes refer to slides 52 and 53

2024 provisioning trends

Provision for credit losses, in € m, unless stated otherwise

Provision for credit losses



Q4 2024
420
20
18
84
334
FY 2024
1.830
115
206
500
1.009
Reported
Postbank integration[1]
Larger corporate events[2]
Commercial real estate[3]
Baseline

Key highlights

- As previously anticipated, impacts of transitory headwinds reduced in second half of the year reflecting stabilization of CRE and Postbank integration impacts tapering off
- These trends are expected to continue in 2025 supporting lower credit losses
- Benefits from hedging programs not included in reported provision for credit losses
- Impacts of macroeconomic and geopolitical risks on our credit portfolio are closely monitored; key quality indicators broadly stable with no structural deterioration in underlying asset quality currently observed

Notes: for footnotes refer to slides 52 and 53

Commercial Real Estate (CRE) 1 / 2

CRE non-recourse portfolio: € 36 bn

- **Non-recourse € 36bn – 8% of total loans[1]**
  - € 7bn deemed as lower risk, includes data centers and municipal social housing
- **CRE higher risk loans € 29bn – 6% of total loans, weighted average LTV 64%**
  - **IB € 20bn – weighted average LTV 66%**
    - 58% US, focused on gateway cities; 29% in Europe, 13% APAC
  - **CB € 6bn – weighted average LTV 57%**
    - 97% Europe, 3% US
  - **Other € 4bn – weighted average LTV 71%**
- Geographically diverse, well-located institutional quality assets
- Stress testing to identify loans with elevated refinancing risk; pro-active engagement with borrowers to achieve balanced loan extensions
- CLPs at elevated level driven primarily by office sector, but declining quarter over quarter

€ 29bn in scope of severe stress test[2]

Of total loans



€ 485bn
US Office: 1.4%
Other CRE: 4.7%

By region



APAC
7%
EU
40%
€ 29bn
53%
US

Q4 2024

By region



APAC
EU
3%
16%
€ 492m
81%
US

FY 2024

CRE CLPs[3]: € 492 m
(of which US CRE: € 400m)

By sector



Other
26%
€ 29bn
42%
Office
Retail
10%
12%
10%
Residential
Hospitality

Q4 2024

By sector



Retail
Other
Residential
0%
14%
8%
€ 492m
Hospitality
12%
65%
Office

FY 2024

Notes: LTV – loan-to-value, CLP – provision for credit losses; for footnotes refer to slides 52 and 53

Commercial Real Estate (CRE) 2 / 2

US CRE in scope of severe stress test[1]: € 15bn



By type
Other
27%
Office
46%
Retail
6%
9%
Residential
12%
Hospitality
Q4 2024



Office: € 7bn
Other
17%
New York
28%
Miami
Philadelphia
3%
2%
Boston
5%
Seattle
11%
16%
San Francisco
17%
Los Angeles
Q4 2024

- US office portfolio 1.4% of total loans and 23% of stress-tested portfolio[1]
- 86% of office exposure in Class A properties
- Average LTVs in US office at 81% based on latest external appraisal subject to interim internal adjustments

US CRE loan risk management

In € bn



Cumulative modified loans
14
Q3 2022 - Q4 2024
5.6%
CLP impact

US CRE CLPs[2]

In € m



CLPs per quarter
40
26
35
74
66
123
121
130
68
80
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2022
2023
2024

- Refinancing remains main risk when loans with lower debt service coverage ratio and reduced collateral values reach maturity / extension dates, requiring modifications including additional equity
- € 763m of CLPs with the majority driven by offices on € 14bn[3] of loans which were modified / restructured or went into default in last 30 months
- Q4 portfolio sale of € 0.9bn completed as planned
- Continued, pro-active management of near-term maturities with focus on longer term, sustainable modifications and loan extensions

Notes: for footnotes refer to slides 52 and 53

Asset quality in Germany

In € bn, unless stated otherwise

German loan book well diversified


Investment Bank
1%
Corporate Bank
24%
€ 216bn
75%
Private Bank[1]
of which ~88% mortgages and home loans & savings
Q4 2024[2]

- Loan book well diversified across businesses
- 71% of the loan book either collateralized or supported by financial guarantees; additional hedges[3] in place
- Well-positioned to withstand downside risks due to conservative underwriting standards, resilient portfolio quality and extensive risk mitigation

Solid fundamentals in home market

Corporate Bank

- **67%** (3)ppt YoY — Investment grade[4] rated
- **3.1%** +0.8ppt YoY — Stage 3 loans
- **€ 233k** — Average loan exposure per client

Private Bank

- **14 years** — Average duration of interest fixing mortgage portfolio
- **0.4% / 2.0%** — Low dpd90+[5] across mortgages / consumer finance

- Portfolio fundamentals solid; key leading portfolio quality indicators are closely monitored
- CB loans well diversified by name and industry; dedicated screening for more vulnerable sectors
- PB loans driven by lower risk mortgages, with an average duration of 14 years interest fixing

Broadly stable baseline CLPs[6]

Provision for credit losses, in bps


Germany (baseline)
Germany (reported)
50
40
30
20
10
0
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2023
2024

- Asset quality remains resilient and broadly stable
- Excluding temporary impacts of Postbank integration and one larger corporate event in the Corporate Bank, CLP remain contained
- FY 2024 baseline CLP of 28bps (+3bps YoY) driven by moderately higher run rate in Private Bank reflecting prevailing economic environment

Notes: for footnotes refer to slides 52 and 53

Level 3 assets and liabilities

As of December 31, 2024, in € bn

Assets: € 26bn



Other
3
Derivative Assets
8
Debt securities
4
11
Loans

Movements in balances



26
10
(9)
(0)
26
Dec 31, 2023
Purchases/ Issuances¹
Sales/ Settlements
Others²
Dec 31, 2024

Liabilities: € 13bn



Other
0
Debt Securities
5
8
Derivative Liabilities

Movements in balances



11
3
(1)
0
13
Dec 31, 2023
Issuances¹
Settlements
Others²
Dec 31, 2024

Key highlights

- Level 3 is an indicator of valuation uncertainty and not of asset quality
- The Group classifies financial instruments as Level 3 if an unobservable element impacts the fair value by 5% or more
- The movements in Level 3 assets reflect that the portfolios are not static with significant turnover during the period
- Variety of mitigants to valuation uncertainty:
  - Uncertain inputs often hedged, e.g. in Level 3 liabilities
  - Exchange of collateral with derivative counterparties
  - Prudent Valuation capital deductions[3] specific to Level 3 balances of ~€ 0.7bn

Notes: for footnotes refer to slides 52 and 53

Leverage exposure and risk-weighted assets

CRD4, in € bn, period end


Leverage exposure
Risk-weighted assets
1,284
1,316
357
357
Trading assets
Derivatives[1]
Lending
Lending commitments[2]
Reverse repo / securities borrowed
Cash and deposits with banks
Other
143
125
464
135
151
149
117
128
137
470
158
152
154
118
58
26
18
148
54
4
5
44
Operational risk RWA
Market risk RWA
Credit valuation adjustments
Credit risk RWA
58
19
3
277
Q3 2024
Q4 2024
Q4 2024
Q4 2024

Notes: for footnotes refer to slides 52 and 53

Litigation update

In € bn, unless stated otherwise, period end

Litigation provisions



1,3
1,3
2,7
2,0
2,1
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Contingent liabilities



2,2
1,9
0,5
0,6
0,7
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Key highlights

- Litigation provisions increased by € 0.1bn quarter on quarter
- Sequential increase was primarily driven by Polish FX mortgages annual model review, netted against utilization of prior provisioned amounts
- As of December 31, 2024, the total portfolio provision for Polish FX mortgages for CHF and EUR mortgage cases stood at approximately € 895m
- Contingent liabilities increased by € 0.1bn quarter on quarter; contingent liabilities include possible obligations where an estimate can be made and outflow is more than remote, but less than probable

Notes: figures reflect current status of individual matters and provisions; litigation provisions and contingent liabilities are subject to potential further developments; litigation provisions and contingent liabilities include civil litigation and regulatory enforcement matters

Group Trading Book Value-at-Risk (VaR) and stressed Value-at-Risk (sVaR)

As of December 31, 2024, in € m, 99% confidence level


Trading P&L1, VaR
sVaR
160
120
80
40
0
(40)
(80)
500
400
300
200
100
0
-100
-200
-300
-400
-500
-600
∅ 121
∅ 172
∅ 250
∅ 152
∅ 44
∅ 33
∅ 25
∅ 24
Q1 2024
Q2 2024²
Q3 2024²
Q4 2024
1-day VaR
10-day sVaR
Trading P&L

Notes: for footnotes refer to slides 52 and 53

Assets under management – Private Bank

In € bn, unless stated otherwise

AuM[1,2] – by client segments and product group


+10%
+1%
578
102
110
64
302
Inv. Prod.
366
605
103
114
65
323
388
612
103
118
65
326
391
625
104
120
66
335
401
633
107
123
67
337
403
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
PeB - Deposits
WM & PrB - Deposits
PeB - Inv. products
WM & PrB - Inv. products

AuM – net flows[3]


5.9
4,2
0.9
1.2
(0.3)
11.5
2,3
2,7
0.6
6,0
7.3
0.6
3,8
0.5
2,3
8.3
0.8
4,3
0.1
3,1
2.0
3,5
0.5
0.6
(2,7)
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Notes: PeB – Personal Banking; WM & PrB – Wealth Management & Private Banking; for footnotes refer to slides 52 and 53

Assets under management – Asset Management

In € bn, unless stated otherwise

AuM development



Quarterly mgmt. fee margin, in bps
Year-on-year
26.2
25.9
896
26
26
64
0
1,012
Q4 2023 AuM
Net flows
FX
Market performance
Other
Q4 2024 AuM
Quarter-on-quarter
26.2
25.9
963
18
30
0
0
1,012
Q3 2024 AuM
Net flows
FX
Market performance
Other
Q4 2024 AuM

AuM by asset class[1]



896
23%
6%
11%
7%
28%
12%
10%
3%
Q4 2023 Average AuM
871
Q4 2023
963
22%
6%
11%
8%
32%
11%
9%
2%
Q3 2024 Average AuM
950
Q3 2024
1,012
21%
5%
11%
8%
33%
11%
9%
2%
Q4 2024 Average AuM
994
Q4 2024
Fixed Income
Multi Asset
Equity
SQI
Passive
Alternatives
Cash
Advisory

Notes: for footnotes refer to slides 52 and 53

Footnotes 1 / 2

Slide 2 – Actions taken in 2024 position Deutsche Bank to deliver return target in 2025 and beyond

1. € 8bn anticipated cumulative payout in respect of FY 2021-2025 (including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals

Slide 3 – Resilient full-year results reflecting ongoing strong operating performance

1. Defined on slide 31 and detailed on slide 34
2. Adjusted for the Postbank takeover litigation provision, reversal of RusChemAlliance (RCA) indemnification asset and Polish FX mortgages provision in 2024 and for Numis goodwill impairment in 2023, detailed on slide 35
3. Corporate & Other revenues (FY 2024: € (6)m, FY 2023: € 47m) are not shown on these charts but are included in Group totals
4. Including Corporate Bank, Private Bank, Asset Management and Investment Bank FIC Financing
5. Detailed on slide 13
6. Q4 exceptional items include € 134m UK bank levy true up and € 100m real estate measures

Slide 4 – Clear traction across divisions set to deliver sustainable growth and higher profitability

1. Compound annual growth rate (CAGR); detailed on slide 34
2. Throughout this presentation post-tax return on average tangible shareholders' equity (RoTE) is calculated on net income after AT1 coupons as defined on slide 31; post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity CB: FY 2024: € 10.9bn, FY 2021: € 10.2bn; RoE FY 2024: 11.7%, RoE FY 2021 3.2%; IB: FY 2024: € 22.9bn, FY 2021: € 24.2bn; RoE FY 2024: 9.1%, RoE FY 2021 9.0%; PB: FY 2024: € 13.9bn, FY 2021: € 11.9bn; RoE FY 2024: 5.2%, RoE FY 2021 (1.5)%; AM: FY 2024: € 2.4bn, FY 2021: € 2.2bn; RoE FY 2024: 8.0%, RoE FY 2021 11.0%

Slide 5 – Strong execution and positioning underpin confidence in revenue trajectory

1. Compound annual growth rate (CAGR); detailed on slide 34
2. At August 2024 FX rate; €32.8bn at December 2024 FX rate
3. Including Corporate Bank, Private Bank, Asset Management and FIC Financing

Slide 7 – Set to achieve >10% RoTE target with positive operating leverage

1. Adjusted for the Postbank takeover litigation provision, reversal of RusChemAlliance (RCA) indemnification asset and Polish FX mortgages provision in 2024, detailed on slide 35
2. Including Corporate Bank, Private Bank, Asset Management and FIC Financing
3. Detailed on slide 16
4. Other include impact from noncontrolling interest (NCI), shareholder's equity (SHE) and AT1 coupon

Slide 8 – Creating value for shareholders and increasing distributions

1. Subject to 50% total payout ratio
2. € 8bn anticipated cumulative payout in respect of FY 2021-2025 (including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals
3. Anticipated cumulative payout for FY 2021 - 2025, paid in 2022-2026

Slide 11 – Key performance indicators

1. Compound annual growth rate (CAGR) of the total of net revenues between FY 2021 and FY 2025
2. Detailed on slide 34
3. Throughout this presentation post-tax return on average tangible shareholders' equity (RoTE) is calculated on net income after AT1 coupons as defined on slide 31; Group average tangible shareholders' equity: Q4 2024: € 58.8bn, Q4 2023: € 57.2bn, FY 2024: € 58.0bn, FY 2023: € 56.6bn; Group post-tax return on average shareholders' equity (RoE): Q4 2024: 0.6% FY 2024: 4.2%
4. Adjusted for the Postbank takeover litigation provision, reversal of RusChemAlliance (RCA) indemnification asset and Polish FX mortgages provision in 2024, detailed on slide 35
5. Liquidity coverage ratio and high-quality liquid assets based on weighted EUR amounts in line with Commission Delegation Regulation 2015/61 as amended by Regulation 2018/162
6. Preliminary Q4 2024 net stable funding ratio and available stable funding based on weighted EUR amounts in line with regulation 575/2013 as amended by regulation 2019/876
7. Includes € 1.4bn tax benefit from a deferred tax asset valuation adjustment driven by strong US performance
8. Includes € 1.0bn tax benefit from a deferred tax asset valuation adjustment driven by strong UK performance

Slide 12 – FY 2024 and Q4 2024 highlights

1. Detailed on slides 32-34
2. Loans gross of allowance at amortized cost
3. Detailed on slide 30
4. Provision for credit losses as basis points of average loans gross of allowances for loan losses

Slide 13 – Net interest income (NII) / Net interest margin (NIM)

1. Defined on slide 31
2. Accounting asymmetry primarily arises from funding costs associated with trading positions where the funding cost is reported in net interest income but is offset by revenues on the underlying positions recorded in noninterest revenues. Conversely, it can also arise from the use of fair valued instruments to hedge key banking book segments positions where the cost or income of the underlying position is recorded as interest income, but the hedge impact is recorded as a noninterest revenue. These effects primarily occur in the Investment Bank (ex FIC Financing), Asset Management and C&O including Treasury other than held in the key banking book segments

Slide 14 – Net interest income (NII)

1. 2025 based on market-implied forward rates as of November 8, 2024
2. Accounting asymmetry primarily arises from funding costs associated with trading positions where the funding cost is reported in net interest income but is offset by revenues on the underlying positions recorded in noninterest revenues. Conversely, it can also arise from the use of fair valued instruments to hedge key banking book segments positions where the cost or income of the underlying position is recorded as interest income, but the hedge impact is recorded as a noninterest revenue. These effects primarily occur in the Investment Bank (ex FIC Financing), Asset Management and C&O including Treasury other than held in the key banking book segments
3. Other funding effects represents banking book net interest income arising primarily from Treasury funding activities that are not allocated to the key banking book segments but are allocated to other segments or held centrally in C&O
4. At August 2024 FX rate; €13.9bn at December 2024 FX rate

Slide 15 – Adjusted costs – Q4 2024 and FY 2024 (YoY)

1. Excludes severance of € 103m in Q4 2023, € 177m in Q4 2024, €346m in FY 2023, € 553m in FY 2024 as this is excluded from adjusted costs
2. Detailed on slide 29

Slide 16 – Noninterest expenses – FY 2024 results and FY 2025 outlook

1. At August 2024 FX rate; €20.7bn at December 2024 FX rate
2. Including Postbank takeover litigation provision, reversal of RusChemAlliance (RCA) indemnification asset and Polish FX mortgages provision in 2024

Slide 17 – Provision for credit losses

1. Quarterly provision for credit losses annualized as basis points of average loans gross of allowance at amortized cost

Slide 18 – Capital metrics

1. Article 468 CRR regarding temporary treatment of unrealized gains and losses measured at fair value through other comprehensive income
2. Plain vanilla instruments and structured notes eligible for MREL
3. Includes adjustments to regulatory Tier 2 capital; available TLAC/subordinated MREL does not include senior preferred debt

Slide 20 – Corporate Bank

1. Detailed on slides 32 and 34
2. Loans gross of allowance at amortized cost
3. Provision for credit losses as basis points of average loans gross of allowances for loan losses
4. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2024: € 11.4bn, Q3 2024: € 10.9bn, Q4 2023: € 10.4bn; RoE: Q4 2024: 6.6%

Slide 21 – Investment Bank

1. Detailed on slides 32 and 34
2. Loans gross of allowance at amortized cost
3. Provision for credit losses as basis points of average loans gross of allowances for loan losses
4. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2024: € 23.0bn, Q3 2024: € 23.0bn, Q4 2023: € 22.7bn; RoE: Q4 2024: 5.0%
5. Source: Dealogic

Slide 22 – Private Bank

1. Detailed on slides 32 and 34
2. Includes deposits if they serve investment purposes; detailed on slide 50
3. Loans gross of allowance at amortized cost
4. Provision for credit losses as basis points of average loans gross of allowances for loan losses
5. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2024: € 14.4bn, Q3 2024: € 14.0bn, Q4 2023: € 12.7bn; RoE: Q4 2024: 2.0%
6. Detailed on slide 50

Footnotes 2 / 2

Slide 23 – Asset Management

1. Detailed on slides 32 and 34
2. Detailed on slide 51
3. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2024: € 2.4bn, Q3 2024: € 2.4bn, Q4 2023: € 2.2bn; RoE: Q4 2024: 9.2%

Slide 24 – Corporate & Other

1. Detailed on slide 32
2. Valuation & timing reflects the mismatch in revenue from instruments accounted for on an accrual basis under IFRS that are economically hedged with derivatives that are accounted for on a mark-to-market basis
3. Legacy portfolios previously reported as the Capital Release Unit until Q4 2022
4. Reversal of noncontrolling interests reported in operating business segments (mainly Asset Management)

Slide 25 – Outlook

1. € 8bn anticipated cumulative payout in respect of FY 2021-2025 (including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals

Slide 27 – 2025 financial targets and capital objectives

1. € 8bn anticipated cumulative payout in respect of FY 2021-2025 (including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals

Slide 28 – Committed to increasing shareholder distributions

1. € 8bn anticipated cumulative payout in respect of FY 2021-2025 (including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals

Slide 30 – Sustainability

1. Cumulative figures include sustainable financing and ESG investment activities as defined in DB's Sustainable Finance Framework and ESG Investments Framework, which are published on our website

Slide 32 – Specific revenue items and adjusted costs – Q4 2024

1. Legacy portfolios previously reported as the Capital Release Unit until Q4 2022

Slide 33 – Specific revenue items and adjusted costs – FY 2024

1. Legacy portfolios previously reported as the Capital Release Unit until Q4 2022

Slide 34 – Pre-provision profit, CAGR and operating leverage

1. Pre-provision profit defined as net revenues less noninterest expenses
2. Compound annual growth rates of the total of net revenues of the last twelve months over the 36 months between FY 2021 and FY 2024
3. Operating leverage defined as the difference between the year-on-year growth rates of revenues and noninterest expenses

Slide 35 – Adjusted key metrics – FY 2024

1. Adjusted for the Postbank takeover litigation provision, reversal of RusChemAlliance (RCA) indemnification asset and Polish FX mortgages provision in 2024 and for Numis goodwill impairment in 2023

Slide 36 – Indicative divisional currency mix

1. For net revenues primarily includes Indian Rupee (INR), Japanese Yen (JPY) and Australian Dollar (AUD); for noninterest expenses primarily includes Polish Zloty (PLN), INR and Singapore Dollar (SGD)

Slide 37 – Net interest income (NII) sensitivity

1. Based on balance sheet per November 30, 2024, vs. current market-implied forward rates as of December 31, 2024

Slide 38 – Interest rate hedge

1. Based on current market-implied forward rates as of December 31, 2024

Slide 39 – Loan and deposit development

1. Loans gross of allowances at amortized costs (IFRS 9)
2. Totals represent reported Group level balances whereas the graph shows only reported Corporate Bank, Investment Bank and Private Bank exposures for materiality reasons. Wholesale Funding balances, not displayed, amount to € 13bn as of 31.12.2024.
3. FX movements provide indicative approximations based on major currencies

Slide 40 – Loan book composition

1. Loan amounts are gross of allowances for loans
2. Mainly includes Corporate & Other and Institutional Client Services in the Corporate Bank
3. Other businesses with exposure less than 4% each
4. Includes Strategic Corporate Lending

Slide 41 – Provision for credit losses and Stage 3 loans

1. Quarterly provision for credit losses annualized as basis points of average loans gross of allowance at amortized cost
2. IFRS 9 Stage 3 assets at amortized cost including POCI as % of loans at amortized cost (€ 485bn as of December 31, 2024)
3. IFRS 9 Stage 3 allowance for credit losses for assets at amortized cost excluding POCI divided by Stage 3 assets at amortized cost excluding POCI
4. IFRS 9 stage 1 coverage ratio for assets at amortized cost (excluding country risk allowance) is 0.1% and IFRS 9 stage 2 coverage ratio for assets at amortized cost (excluding country risk allowance) is 1.2% as of December 31, 2024

Slide 42 – 2024 provisioning trends

1. Estimate for backlog related provisions
2. Provisions on two larger events in the European and German corporate segment; net € 18m release in Q4 2024
3. Provisions on the non-recourse CRE portfolio

Slide 43 – Commercial Real Estate (CRE) 1/2

1. Based on Deutsche Bank's definition of non-recourse CRE loans as detailed in FY 2023 Annual Report
2. Bespoke internal stress testing scenario on the bank's higher-risk non-recourse CRE portfolio, including US CRE
3. € 492m CLPs for higher risk non-recourse CRE portfolio in FY 2024; € 500m CLPs for total non-recourse CRE portfolio

Slide 44 – Commercial Real Estate (CRE) 2 / 2

1. Bespoke internal stress testing scenario on the bank's higher-risk non-recourse CRE portfolio, including US CRE
2. On the bank's higher-risk non-recourse CRE portfolio; no noteworthy CLP on the non-stress tested US CRE portfolio
3. Includes € 1.2bn of fair value exposures; may include exposures that were modified more than once

Slide 45 – Asset quality in Germany

1. Includes portfolio hedge accounting program
2. Based on the counterparty domicile; loan volume of € 216bn
3. CDS and CLO enhancements reference both on and off-balance sheet exposures
4. Based on internal rating bands
5. Loans with days past due (dpd) 90 – 269dpd divided by Loans with 0 – 269dpd
6. Quarterly provision for credit losses annualized in bps

Slide 46 – Level 3 assets and liabilities

1. Issuances include cash amounts paid/ received on the primary issuance of a loan to a borrower
2. Includes other transfers into (out of) Level 3 and mark-to-market adjustments
3. Additional value adjustments deducted from CET 1 capital pursuant to Article 34 of Regulation (EU) No. 2019/876 (CRR)

Slide 47 – Leverage exposure and risk-weighted assets

1. Excludes any derivatives-related market risk RWA, which have been fully allocated to non-derivatives trading assets
2. Includes contingent liabilities

Slide 49 – Group Trading Book Value-at-Risk (VaR) and stressed Value-at-Risk (sVaR)

1. Defined as actual income of trading units
2. Timeline in the graph reflects the Trading P&L date whereas VaR/SVaR is as of the previous date for comparative purpose

Slide 50 – Assets under management – Private Bank

1. Investment Products also include insurances under discretionary and wealth advisory mandates in Wealth Management
2. Deposits are considered assets under management if they serve investment purposes; this includes all term and savings deposits in the Private Bank; in Wealth Management and Private Banking it is assumed that all customer deposits are held primarily for investment purposes
3. Net flows also include shifts between deposits and investment products

Slide 51 – Assets under management – Asset Management

1. Average AuM are generally calculated using AuM at the beginning of the period and the end of each calendar month (e.g. 13 reference points for a full year, 4 reference points for a quarter)

Cautionary statements

The figures in this presentation are preliminary and unaudited. Our Annual Report 2024 and SEC Form 20-F are scheduled to be published on March 13, 2025

Forward-looking statements

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 14 March 2024 under the heading "Risk Factors." Copies of this document are readily available upon request or can be downloaded from investor-relations.db.com

Non-IFRS financial measures

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2024 Financial Data Supplement, which is accompanying this presentation and available at investor-relations.db.com

EU carve out

Results are prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board ("IASB") and endorsed by the European Union ("EU"), including application of portfolio fair value hedge accounting for non-maturing deposits and fixed rate mortgages with pre-payment options (the "EU carve-out"). Fair value hedge accounting under the EU carve-out is employed to minimize the accounting exposure to both positive and negative moves in interest rates in each tenor bucket thereby reducing the volatility of reported revenue from Treasury activities. For the three-month period ended December 31, 2024, application of the EU carve-out had a negative impact of € 127 million on profit before taxes and of € 60 million on profit. For the same time period in 2023, the application of the EU carve-out had a negative impact of € 1.9 billion on profit before taxes and of € 1.3 billion on profit. For the full-year 2024, application of the EU carve-out had a negative impact of € 1.4 billion on profit before taxes and of € 976 million on profit. For the same time period in 2023, the application of the EU carve-out had negative impact of € 2.3 billion on profit before taxes and of € 1.6 billion on profit. The Group's regulatory capital and ratios thereof are also reported on the basis of the EU carve-out version of IAS 39. As of December 31, 2024, the application of the EU carve-out had a negative impact on the CET1 capital ratio of about 68 basis points compared to a negative impact of about 43 basis points as of December 31, 2023. In any given period, the net effect of the EU carve-out can be positive or negative, depending on the fair market value changes in the positions being hedged and the hedging instruments

ESG Classification

We defined our sustainable financing and ESG investment activities in the "Sustainable Finance Framework" and "Deutsche Bank ESG Investments Framework" which are available at investor-relations.db.com. Given the cumulative definition of our target, in cases where validation against the Frameworks cannot be completed before the end of the reporting quarter, volumes are disclosed upon completion of the validation in subsequent quarters. For details on ESG product classification of DWS, please refer to the section "Our Responsibility – Sustainable Action – Our Product Suite" in DWS Annual Report 2023